Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

October 2009 Performance Update

The Frontier Fund Supplement Dated November 9, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

October performance for the various Series of The Frontier Fund is detailed below: *

The Frontier Fund Class 1 Original	October 30, 2009	October 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	-0.82%	-2.98%	$121.44
Balanced Series-1a	-0.88%	-3.43%	$108.25
Campbell/Graham/Tiverton Series-1	-1.25%	-5.94%	$103.97
Currency Series-1	-2.77%	-15.22%	$81.55
Long/Short Commodity Series-1	1.18%	11.08%	$111.51
Winton/Graham Series-1	-2.88%	-7.26%	$107.74
Winton Series-1	-2.17%	-11.38%	$115.56
Long Only Commodity Series-1	1.08%	13.71%	$79.95
Managed Futures Index Series-1	-0.86%	-11.70%	$116.72

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of October 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$13,360,793.32
Unrealized trading gain/(loss)			(14,031,876.94)
Less: commissions			(317,537.54)
Less: FCM fees			(92,456.52)
Foreign currency gain/(loss)			7,789.84
Interest income			52,724.59

Total Income			(1,020,563.25)

EXPENSES

Management fees			74,118.64
Incentive fees			590,420.68
Broker service fees			754,138.14

Total Expenses			1,418,677.46

Net Income (Loss)			$(2,439,240.71)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,469,305.58121	$302,366,242.12	122.45
Current month additions	511.60529	64,078.56
Current month redemptions	(17,394.81868)	(2,158,110.15)
Net Income (loss) for current month		(2,439,240.71)

Net Asset Value, end of current month	2,452,422.36782	$297,832,969.82	121.44

	Monthly rate of return		-0.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$436,208.01
Unrealized trading gain/(loss)			(453,440.24)
Less: commissions			(10,504.08)
Less: FCM fees			(3,059.12)
Foreign currency gain/(loss)			263.57
Interest income			9,434.07

Total Income			(21,097.79)

EXPENSES

Trading Fee			13,714.51
Management fees			2,458.17
Incentive fees			19,645.46
Broker service fees			24,953.87

Total Expenses			60,772.01

Net Income (Loss)			$(81,869.80)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	92,753.39699	$10,129,451.30	109.21
Current month additions	12.78515	1,427.83
Current month redemptions	(2,404.36101)	(267,535.40)
Net Income (loss) for current month		(81,869.80)

Net Asset Value, end of current month	90,361.82113	$9,781,473.93	108.25

	Monthly rate of return		-0.88%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(416,534.90)
Unrealized trading gain/(loss)			(88,659.71)
Less: commissions			(22,986.65)
Less: FCM fees			(29,487.26)
Foreign currency gain/(loss)			4,189.25
Interest income			16,431.91

Total Income			(537,047.36)

EXPENSES

Management fees			169,504.15
Incentive fees			(456.92)
Broker service fees			178,586.92

Total Expenses			347,634.15

Net Income (Loss)			$(884,681.51)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	681,951.67259	$71,804,566.21	105.29
Current month additions	96.01182	10,372.29
Current month redemptions	(4,901.42554)	(524,902.10)
Net Income (loss) for current month		(884,681.51)

Net Asset Value, end of current month	677,146.25887	$70,405,354.89	103.97

	Monthly rate of return		-1.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$13,082.18
Unrealized trading gain/(loss)			(237,169.78)
Less: FCM fees			(3,731.95)
Interest income			2,095.26

Total Income			(225,724.29)

EXPENSES

Management fees			4,912.67
Incentive fees			4.86
Broker service fees			22,727.80

Total Expenses			27,645.33

Net Income (Loss)			$(253,369.62)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	110,617.13329	$9,277,783.42	83.87
Current month additions	74.10971	6,305.58
Current month redemptions	(1,968.27510)	(164,741.19)
Net Income (loss) for current month		(253,369.62)

Net Asset Value, end of current month	108,722.96790	$8,865,978.19	81.55

	Monthly rate of return		-2.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,648,955.28
Unrealized trading gain/(loss)			(2,591,392.76)
Less: commissions			(80,451.37)
Less: FCM fees			(18,885.70)
Foreign currency gain/(loss)			547.38
Interest income			60,819.42

Total Income			1,019,592.25

EXPENSES

Management fees			188,894.01
Incentive fees			167,382.34
Broker service fees			114,561.99

Total Expenses			470,838.34

Net Income (Loss)			$548,753.91

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	415,809.76188	$45,829,179.71	110.22
Current month additions	99.96195	11,297.00
Current month redemptions	(6,985.61775)	(789,355.64)
Net Income (loss) for current month		548,753.91

Net Asset Value, end of current month	408,924.10608	$45,599,874.98	111.51

	Monthly rate of return		1.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(158,184.18)
Unrealized trading gain/(loss)			(917,981.10)
Less: commissions			(19,688.78)
Less: FCM fees			(20,305.22)
Foreign currency gain/(loss)			5,224.60
Interest income			11,266.35

Total Income			(1,099,668.33)

EXPENSES

Management fees			201,963.78
Incentive fees			(27.09)
Broker service fees			122,792.41

Total Expenses			324,729.10

Net Income (Loss)			$(1,424,397.43)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	448,828.91333	$49,794,837.06	110.94
Current month additions	112.50610	12,700.16
Current month redemptions	(3,077.77030)	(343,650.20)
Net Income (loss) for current month		(1,424,397.43)

Net Asset Value, end of current month	445,863.64913	$48,039,489.59	107.74

	Monthly rate of return		-2.88%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$246,174.31
Unrealized trading gain/(loss)			(1,104,404.98)
Less: commissions			(5,651.91)
Less: FCM fees			(20,822.56)
Foreign currency gain/(loss)			122.56
Interest income			11,482.54

Total Income			(873,100.04)

EXPENSES

Management fees			99,644.99
Incentive fees			—
Broker service fees			126,591.33

Total Expenses			226,236.32

Net Income (Loss)			$(1,099,336.36)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	435,703.57090	$51,465,174.96	118.12
Current month additions	183.79069	21,892.96
Current month redemptions	(5,016.15159)	(595,607.36)
Net Income (loss) for current month		(1,099,336.36)

Net Asset Value, end of current month	430,871.21000	$49,792,124.20	115.56

	Monthly rate of return		-2.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$44,842.90
Unrealized trading gain/(loss)			541.10
Less: commissions			—
Less: FCM fees			(1,474.75)
Foreign currency gain/(loss)			—
Interest income			4,655.71

Total Income			48,564.96

EXPENSES

Management fees			3,865.79
Incentive fees			—
Broker service fees			5,999.95

Total Expenses			9,865.74

Net Income (Loss)			$38,699.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,542.54804	$3,602,184.55	79.09
Current month additions	0.90030	73.06
Current month redemptions	(36.75263)	(2,807.84)
Net Income (loss) for current month		38,699.22

Net Asset Value, end of current month	45,506.69571	$3,638,148.99	79.95

	Monthly rate of return		1.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$22,564.90
Unrealized trading gain/(loss)			(35,395.79)
Less: commissions			(554.33)
Less: FCM fees			(838.23)
Foreign currency gain/(loss)			1,166.06
Interest income			2,589.45

Total Income			(10,467.94)

EXPENSES

Management fees			3,350.56
Incentive fees			—
Broker service fees			3,374.61

Total Expenses			6,725.17

Net Income (Loss)			$(17,193.11)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,169.01709	$2,021,313.42	117.73
Current month additions	—	—
Current month redemptions	(47.27810)	(5,748.67)
Net Income (loss) for current month		(17,193.11)

Net Asset Value, end of current month	17,121.73899	$1,998,371.64	116.72

	Monthly rate of return		-0.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1